EXHIBIT 4.2

AMENDMENT NO. 1
TO CREDIT AGREEMENT

This Amendment No. 1 to Credit Agreement (this “Agreement”) dated as of April 19, 2013 (the “Effective Date”) is among Aly Energy Services Inc., a Delaware corporation (the “Borrower”), Wells Fargo Bank, National Association, as administrative agent (in such capacity, the “Administrative Agent”), issuing lender (in such capacity, the “Issuing Lender”) and swing line lender (in such capacity, the “Swing Line Lender”), and each other party hereto that is a Lender under the Credit Agreement referred to below (each, a “Lender”).

INTRODUCTION

A.           The Borrower, the Administrative Agent, the Issuing Lender, the Swing Line Lender and the Lenders are parties to that certain Credit Agreement (the “Credit Agreement”) dated as of October 26, 2012.

B.           The Borrower has requested that certain Lenders make available an additional term loan facility in an aggregate amount not to exceed $5,000,000, the proceeds of which will be used to fund capital expenditures (the “CapEx Facility”).

C.           To provide for the CapEx Facility, the Borrower has requested that the Lenders agree to amend certain provisions of the Credit Agreement as set forth below.

THEREFORE, the Borrower, the Administrative Agent, the Issuing Lender, the Swing Line Lender and the other parties hereto hereby agree as follows:

Section 1. Defined Terms; Other Definitional Provisions. As used in this Agreement, each of the terms defined in the opening paragraph and the Recitals above shall have the meanings assigned to such terms therein. Each term defined in the Credit Agreement and used herein without definition shall have the meaning assigned to such term in the Credit Agreement, unless expressly provided to the contrary. Article, Section, Schedule, and Exhibit references are to Articles and Sections of and Schedules and Exhibits to this Agreement, unless otherwise specified. The words “hereof”, “herein”, and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The term “including” means “including, without limitation,”. Paragraph headings have been inserted in this Agreement as a matter of convenience for reference only and it is agreed that such paragraph headings are not a part of this Agreement and shall not be used in the interpretation of any provision of this Agreement.

Section 2. Amendments to Credit Agreement.

(a) The Credit Agreement is amended to read in its entirety as set forth on Annex I.

(b) The Credit Agreement is amended by deleting Schedules I and II in their entirety and replacing them with the new Schedules I and II attached hereto.

(c) The Credit Agreement is amended by adding the new Schedule IV attached hereto.

(d) The Credit Agreement is amended by adding the new Exhibit E-3 attached hereto.

(e) The Credit Agreement is amended by adding the new Exhibit H-4 attached hereto.

Section 3. Borrower’s Representations and Warranties. The Borrower represents and warrants that: (a) the representations and warranties contained in the Credit Agreement, as amended hereby, and after giving effect to any amendments to the schedules thereto set forth herein, and the representations and warranties contained in the other Credit Documents, as amended hereby, and after giving effect to any amendments to the schedules thereto set forth herein, are true and correct in all material respects on and as of the Effective Date as if made on as and as of such date except to the extent that any such representation or warranty expressly relates solely to an earlier date, in which case such representation or warranty is true and correct in all material respects as of such earlier date (except that such materiality qualifiers shall not be applicable to the extent any representations and warranties are already qualified or modified by materiality in the text thereof); (b) no Default has occurred and is continuing; (c) the execution, delivery and performance of this Agreement are within the corporate power and authority of the Borrower and have been duly authorized by appropriate corporate action and proceedings; (d) this Agreement constitutes the legal, valid, and binding obligation of the Borrower enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and general principles of equity; (e) there are no governmental or other third party consents, licenses and approvals required in connection with the execution, delivery, performance, validity and enforceability of this Agreement, other than those which have been obtained or made; and (f) the Liens under the Security Documents are valid and subsisting and secure the Borrower’s obligations under the Credit Documents.

Section 4. Conditions to Effectiveness. This Agreement shall become effective on the Effective Date and enforceable against the parties hereto upon the occurrence of the following conditions precedent:

(a) Documentation. The Administrative Agent shall have received the following, duly executed by all the parties thereto, in form and substance reasonably satisfactory to the Administrative Agent:

(i.)	this Agreement and new CapEx Notes reflecting the revised Commitments set forth in the Credit Agreement attached hereto;

(ii.)	a new fee letter among the Borrower and the Administrative Agent (the “CapEx Fee Letter”);

(iii.)	a secretary’s certificate from the Borrower certifying authorizing resolutions for this Agreement and the new CapEx Commitments; and

(iv.)	such other documents, governmental certificates, agreements, and lien searches as the Administrative Agent or any Lender may reasonably request.

(b) Payment of Fees.  The Borrower shall have paid the fees and expenses required to be paid as of or on the Effective Date by Section 9.1 of the Credit Agreement or any other provision of a Credit Document, including the CapEx Fee Letter.

(c) No Default.  No Default shall have occurred and be continuing.

Section 5. Acknowledgments and Agreements.

(a) The Borrower acknowledges that on the date hereof all outstanding Obligations are payable in accordance with their terms and the Borrower waives any defense, offset, counterclaim or recoupment, in each case existing on the date hereof, with respect to such Obligations. The Borrower, Administrative Agent, Issuing Lender and each other party hereto does hereby adopt, ratify, and confirm the Credit Agreement, as amended hereby, and acknowledges and agrees that the Credit Agreement, as amended hereby, is and remains in full force and effect, and the Borrower acknowledges and agrees that its respective liabilities and obligations under the Credit Agreement, as amended hereby, are not impaired in any respect by this Agreement.

(b) The Administrative Agent and the Lenders hereby expressly reserve all of their rights, remedies, and claims under the Credit Documents. Nothing in this Agreement shall constitute a waiver or relinquishment of (i) any Default or Event of Default under any of the Credit Documents, (ii) any of the agreements, terms or conditions contained in any of the Credit Documents, (iii) any rights or remedies of the Administrative Agent or any Lender with respect to the Credit Documents, or (iv) the rights of the Administrative Agent or any Lender to collect the full amounts owing to them under the Credit Documents.

(c) From and after the Effective Date, all references to the Credit Agreement and the Credit Documents shall mean the Credit Agreement and such Credit Documents as amended by this Agreement. This Agreement is a Credit Document for the purposes of the provisions of the other Credit Documents. Without limiting the foregoing, any breach of representations, warranties, and covenants under this Agreement shall be a Default or Event of Default, as applicable, under the Credit Agreement.

Section 6. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original and all of which, taken together, constitute a single instrument. This Agreement may be executed by facsimile signature and all such signatures shall be effective as originals.

Section 7. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted pursuant to the Credit Agreement.

Section 8. Invalidity. In the event that any one or more of the provisions contained in this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement.

Section 9. Governing Law. This Agreement shall be deemed to be a contract made under and shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws principles (other than Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York).

Section 10. Entire Agreement. THIS AGREEMENT, THE CREDIT AGREEMENT AS AMENDED BY THIS AGREEMENT, THE NOTES, AND THE OTHER CREDIT DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[The remainder of this page has been left blank intentionally.]

EXECUTED to be effective as of the date first above written.

BORROWER:

ALY ENERGY SERVICES INC.

By:	/s/ MUNAWAR H. HIDAYATALLAH
Munawar H. Hidayatallah
Chairman of the Board, Chief Executive Officer and Chief Financial Officer

Signature Page to
Amendment No. 1 to Credit Agreement

ADMINISTRATIVE AGENT/LENDERS:

WELLS FARGO BANK,
NATIONAL ASSOCIATION
as Administrative Agent, Issuing Lender, a Revolving Lender, Swing Line Lender, a CapEx Lender and a Term Lender

By:	/s/ DONALD W. HERRICK

Signature Page to
Amendment No. 1 to Credit Agreement

Annex I
 Conformed Credit Agreement

[filed as Exhibit 4.1 to registrant’s report on Form 10-Q/A]

Annex I

SCHEDULE I
Pricing Schedule

The Applicable Margin with respect to the Commitment Fee, Revolving Advances, CapEx Advances, Swing Line Advances (if applicable), and the Term Advances shall be determined in accordance with the following table based on the Borrower’s Leverage Ratio as reflected in the Compliance Certificate delivered in connection with the Financial Statements most recently delivered pursuant to Section 5.2. Adjustments, if any, to such Applicable Margin shall be effective on the date the Administrative Agent receives the applicable Financial Statements and corresponding Compliance Certificate as required by the terms of this Agreement. If the Borrower fails to deliver the Financial Statements and corresponding Compliance Certificate to the Administrative Agent at the time required pursuant to Section 5.2, then effective as of the date such Financial Statements and Compliance Certificate were required to the delivered pursuant to Section 5.2, the Applicable Margin with respect to the Commitment Fee, Revolving Advances, CapEx Advances, Swing Line Advances (if applicable) and Term Advances shall be determined at Level I and shall remain at such level until the date such Financial Statements and corresponding Compliance Certificate are so delivered by the Borrower. Notwithstanding the foregoing, the Borrower shall be deemed to be at Level III until delivery of its audited Financial Statements and corresponding Compliance Certificate for the fiscal year ending December 31, 2012. Notwithstanding anything to the contrary contained herein, the determination of the Applicable Margin for any period shall be subject to the provisions of Section 2.7(d). For the avoidance of doubt, the levels on the pricing grid set forth below are set forth from highest (Level I) to the lowest (Level III).

Applicable Margin	Leverage Ratio	Eurodollar Advances	Base Rate Advances	Commitment Fee
Level I	Is greater than or equal to 2.50	4.50%	3.50%	0.55%
Level II	Is greater than or equal to 1.50 but less than 2.50	4.00%	3.00%	0.50%
Level III	Is less than 1.50	3.50%	2.50%	0.45%

Schedule I

SCHEDULE II
Commitments, Contact Information

ADMINISTRATIVE AGENT/ISSUING LENDER/SWING LINE LENDER
Wells Fargo Bank, National Association	Address: Attn: Telephone: Facsimile:	1000 Louisiana Street 9th Floor Houston, Texas 77002 Don Herrick (713) 319-1372 (713) 739-1087
CREDIT PARTIES
Borrower/Guarantors	Address: Attn: Telephone: Facsimile:	1200 Post Oak Blvd. #1912 Houston, Texas 77056 Munawar H. Hidayatallah (832) 454-7394 (310) 459-8500

Lender	Revolving Commitment	Term Commitment	CapEx Commitment	Total
Wells Fargo Bank, National Association	$5,000,000.00	$8,250,000.00	$5,000,000.00	$18,250,000.00
Total:	$5,000,000.00	$8,250,000.00	$5,000,000.00	$18,250,000.00

Schedule II

SCHEDULE IV

Additional Conditions Precedent for CapEx Borrowings for Equipment

The Administrative Agent shall have received, at least five (5) Business Days prior to the date of the proposed CapEx Borrowing, a certificate executed by a Responsible Officer of the Borrower effective as of date of delivery and certifying and attaching thereto (i) an updated list of all leased properties upon which any equipment or inventory owned by a Credit Party is held or stored (other than such locations exempt from the landlord lien waiver requirement set forth in Section 6.20 of the Credit Agreement; (ii) if the equipment to be purchased is new equipment or used equipment purchased or to be purchased from a vendor selling equipment as inventory, (A) true and correct copies of the third party invoices reflecting the purchase price of such equipment; and (B) an accurate and complete written calculation of the Net Invoiced Costs for such equipment certified; and (iii) if such equipment is purchased or to be purchased from any Person other than a vendor selling equipment as inventory, a written appraisal conducted by an industry recognized third party appraiser acceptable to the Administrative Agent stating, among other things, a detailed NOLV for such equipment.

Schedule IV

EXHIBIT E-3

FORM OF NOTICE OF CAPEX BORROWING

[Date]

Wells Fargo Bank, National Association, as Administrative Agent
1000 Louisiana Street
Houston, Texas 77002
Attn: Don Herrick
Telephone: (713) 319-1372
Telecopy: (713) 739-1087

Ladies and Gentlemen:

(a) The undersigned, Aly Energy Services Inc., Telephone a Delaware corporation (“Borrower”), refers to the Credit Agreement dated as of October 26, 2012 (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”, the defined terms of which are used in this Notice of CapEx Borrowing as defined therein unless otherwise defined in this Notice of CapEx Borrowing) among the Borrower, the lenders party thereto from time to time (the “Lenders”), and Wells Fargo Bank, National Association, as administrative agent, as issuing lender and as swing line lender, and hereby gives you irrevocable notice pursuant to Section 2.3(a) of the Credit Agreement that the undersigned hereby requests a CapEx Borrowing (the “Proposed Borrowing”), and in connection with that request sets forth below the information relating to such Proposed Borrowing as required by the Credit Agreement:

(a)	The Business Day of the Proposed Borrowing is _____________, _____.

(b)	The Proposed Borrowing will be composed of [Base Rate Advances] [Eurodollar Advances].

(c)	The aggregate amount of the Proposed Borrowing is $____________.

(d)	[The Interest Period for each Eurodollar Advance made as part of the Proposed Borrowing is [one][three][six] month(s)].

The Borrower hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:

(i)
the representations and warranties contained in the Credit Agreement, the Security Documents, the Guaranty and each of the other Credit Documents are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof), on and as of the date of the Proposed Borrowing, before and after giving effect to such Proposed Borrowing and to the application of the proceeds therefrom, as though made on the date of the Proposed Borrowing, except for those representations and warranties that are made as of a specified date, which shall be true and correct as such specified date; and

Exhibit E-3

(ii)	no Default has occurred and is continuing, or would result from such Proposed Borrowing or from the application of the proceeds therefrom.

Very truly yours,

ALY ENERGY SERVICES INC.

By:
Name:
Title:

Exhibit E-3

EXHIBIT H-4

FORM OF CAPEX NOTE

$	___________________________	_____________________	,	______

For value received, the undersigned ALY ENERGY SERVICES INC., a Delaware corporation (“Borrower”), hereby promises to pay to the order of ______________ (“Payee”) the principal amount of _________________________ No/100 Dollars ($_________________) or, if less, the aggregate outstanding principal amount of the CapEx Advances (as defined in the Credit Agreement referred to below) made by the Payee (or predecessor in interest) to the Borrower, together with interest on the unpaid principal amount of the CapEx Advances from the date of such CapEx Advances until such principal amount is paid in full, at such interest rates, and at such times, as are specified in the Credit Agreement (as hereunder defined).  The Borrower may make prepayments on this CapEx Note in accordance with the terms of the Credit Agreement.

This CapEx Note is one of the CapEx Notes referred to in, and is entitled to the benefits of, and is subject to the terms of, the Credit Agreement dated as of October 26, 2012 (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the lenders party thereto (the “Lenders”), and Wells Fargo Bank, National Association, as administrative agent (the “Administrative Agent”) for the Lenders, as issuing lender and as swing line lender. Capitalized terms used in this CapEx Note that are defined in the Credit Agreement and not otherwise defined in this CapEx Note have the meanings assigned to such terms in the Credit Agreement. The Credit Agreement, among other things, (a) provides for the making of the CapEx Advances by the Payee to the Borrower in an aggregate amount not to exceed at any time outstanding the Dollar amount first above mentioned, the indebtedness of the Borrower resulting from each such CapEx Advance being evidenced by this CapEx Note, and (b) contains provisions for acceleration of the maturity of this CapEx Note upon the happening of certain events stated in the Credit Agreement and for optional and mandatory prepayments of principal prior to the maturity of this CapEx Note upon the terms and conditions specified in the Credit Agreement.

Both principal and interest are payable in lawful money of the United States of America to the Administrative Agent at the location or address specified by the Administrative Agent to the Borrower in same day funds. The Payee shall record payments of principal made under this CapEx Note, but no failure of the Payee to make such recordings shall affect the Borrower’s repayment obligations under this CapEx Note.

This CapEx Note is secured by the Security Documents and guaranteed pursuant to the terms of the Guaranty.

This CapEx Note is made expressly subject to the terms of Section 9.10 and Section 9.11 of the Credit Agreement.

Except as specifically provided in the Credit Agreement and the other Credit Documents, the Borrower hereby waives presentment, demand, protest, notice of intent to accelerate, notice of acceleration, and any other notice of any kind.  No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder of this CapEx Note shall operate as a waiver of such rights.

#4240807.1
Exhibit H-4

           THIS CAPEX NOTE SHALL BE DEEMED A CONTRACT UNDER, AND SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

THIS CAPEX NOTE AND THE OTHER CREDIT DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND SUPERSEDE ALL PRIOR UNDERSTANDINGS AND AGREEMENTS, WHETHER WRITTEN OR ORAL, RELATING TO THE TRANSACTIONS PROVIDED FOR HEREIN AND THEREIN.  ADDITIONALLY, THIS CAPEX NOTE AND THE CREDIT DOCUMENTS MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

ALY ENERGY SERVICES INC.

By:
Name:
Title:

Exhibit H-4